Exhibit 23.1

KPMG LLP Suite 1400 2323 Ross Avenue Dallas, TX 75201-2721

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statements (Nos. 333-275218 and 333-276406) on Form S-1, (No. 333-271566) on Form S-4, (No. 333-276960) on Form S-8, and (No. 333-282681) on Form S-3 of our report dated March 31, 2025, with respect to the consolidated financial statements of Spectral AI, Inc.

Dallas, Texas
March 31, 2025

KPMG LLP, a Delaware limited liability partnership and a member firm of the KPMG global organization of independent member firms affiliated with

KPMG International Limited, a private English company limited by guarantee.